UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

IGNIS PETROLEUM GROUP, INC.

(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor

Dallas, Texas 75201

(Address of principal executive offices)

(214) 459-8188

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 1, 2006, we announced the appointment of Shawn L. Clift to the position of Chief Financial Officer. On December 28, 2006, we entered into a three-year employment agreement with Ms. Clift to serve as our Chief Financial Officer effective as of November 20, 2006. Under the agreement, Ms. Clift is to receive an annual base salary of $150,000, subject to adjustments based upon our and Ms. Clift's annual performance. In addition, Ms. Clift is to receive 1,020,000 shares of our common stock over a three-year period. The shares will vest and be delivered to Ms. Clift, subject to her continued service as Chief Financial Officer, according to the following schedule: 170,000 on June 28, 2007 and 170,000 shares each six months thereafter. We may also grant to Ms. Clift up to 260,000 shares of our common stock each year over the next three years as an annual bonus, subject to adjustments based upon our and Ms. Clift's individual performance and the approval of the compensation committee of our board of directors. In the event Ms. Clift's employment is terminated without cause, the employment agreement stipulates that Ms. Clift will receive a severance package which shall include, for a period of three months, payment of her salary, benefits grossed up for tax purposes and any remaining non-bonus shares of her stock compensation. If Ms. Clift is terminated without cause following a change-of-control of Ignis Petroleum Group, Inc., the severance period will be extended from three months to one year.

In addition, on January 25, 2007, we entered into a three-year employment agreement with Patty Dickerson to serve as our Vice President of External Relations. The agreement provides that Ms. Dickerson is to receive an annual base salary of $100,000, subject to adjustments based upon our and Ms. Dickerson's annual performance. In addition, Ms. Dickerson is to receive 450,000 shares of our common stock over a three-year period. The shares will vest and be delivered to Ms. Dickerson, subject to her continued service as Vice President of External Relations, according to the following schedule: 75,000 on December 19, 2006 and 75,000 shares each six months thereafter. In the event Ms. Dickerson's employment is terminated without cause, the employment agreement stipulates that Ms. Dickerson will receive a severance package which shall include, for a period of three months, payment of her salary, benefits grossed up for tax purposes and any remaining non-bonus shares of her stock compensation. If Ms. Dickerson is terminated without cause following a change-of-control of Ignis Petroleum Group, Inc., the severance period will be extended from three months to one year.

In connection with these employment agreements, we also entered into indemnification agreements with Ms. Clift and Ms. Dickerson. In general, each indemnification agreement provides that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the employee against expenses incurred by such person in connection with any action, suit or proceeding to which such person is a party by reason of such person's service as a director, officer, employee or agent of ours. Each indemnification agreement also provides that we will advance expenses incurred by the advisor or director in defense of any such action, suit or proceeding and that to the extent we maintain directors' and officers' liability insurance, such director or advisor will be covered by such policy. A form of indemnification agreement was attached as an Exhibit 10.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2006 and is incorporated by reference herein.

The information set forth under Item 5.02 of this Current Report on Form 8-K with respect to the material agreements discussed therein and attached hereto is incorporated by reference herein.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2007, we announced the appointment of Robert W. Stancil as Senior Vice President of Exploration. Mr. Stancil, 53, will be responsible for leading all of our exploration activities, including identifying, evaluating and developing new business opportunities. Mr. Stancil will also serve as a member of our senior management team.

Mr. Stancil joins us with over 30 years of experience in the oil and gas industry, most recently as Vice President of North America Exploration for Anadarko Petroleum Corporation, where he was responsible for all onshore exploration activity and portfolio management, as well as corporate strategy and planning. Prior to that, Mr. Stancil held various positions within Anadarko, including General Manager and Senior Vice President of Exploration & Production, Anadarko E&P USA, Inc., were he was responsible for the Eastern Gulf Coast area of the United States. Over his career, Mr. Stancil has led successful exploration efforts in active plays throughout the United States with particular focus in the Gulf Coast area. In addition, Mr. Stancil introduced new exploration concepts in mature basins throughout Anadarko's properties and executed a 52-rig exploration and development program in the East Texas Bossier, North Louisiana Lower Cotton Valley, and South Louisiana Miocene plays. Mr. Stancil received his Bachelor of Science degree in geology from Campbell University in North Carolina. He is a member of the American Association of Petroleum Geologists, current Vice Chairman of the Resource Evaluation Committee, Houston Geological Society, and Lafayette Geological Society. While serving on the 2002-2003 National Petroleum Council, Mr. Stancil led the unconventional resource assessment for natural gas in North America as a member of its Supply Task Group.

On January 15, 2007, we entered into a three-year employment agreement with Mr. Stancil to serve as our Senior Vice President of Exploration. The agreement provides that Mr. Stancil is to receive an annual base salary of $150,000, subject to adjustments based upon our and Mr. Stancil's annual performance. In addition, Mr. Stancil is to receive 1,875,000 shares of our common stock over a three-year period. The shares will vest and be delivered to Mr. Stancil, subject to his continued service as Senior Vice President of Exploration, according to the following schedule: 180,000 on July 15, 2007 and 180,000 shares each six months thereafter. We may also grant to Mr. Stancil up to 265,000 shares of our common stock each year over the next three years as an annual bonus, subject to adjustments based upon our and Mr. Stancil's individual performance and the approval of the compensation committee of our board of directors. In the event Mr. Stancil's employment is terminated without cause, the employment agreement stipulates that he will receive a severance package which shall include, for a period of three months, payment of his salary, benefits grossed up for tax purposes and any remaining non-bonus shares of his stock compensation. If Mr. Stancil is terminated without cause following a change-of-control of Ignis Petroleum Group, Inc., the severance period will be extended from three months to one year. A copy of Mr. Stancil's employment agreement is attached hereto as Exhibits 10.4 and is incorporated by reference herein.

In connection with Mr. Stancil's employment agreement, we also entered into an indemnification agreement with him on January 25, 2007, generally containing the terms discussed above in Item 1.01. In addition, a copy of the press release announcing Mr. Stancil's hiring is attached to this Current Report as Exhibit 99.1.

The foregoing is a summary of the terms of the agreements described above and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit Number	Description
10.1	Employment Agreement by and among Ignis Petroleum Corporation, Ignis Petroleum Group, Inc. and Shawn L. Clift dated December 20, 2006
10.2	Employment Agreement by and among Ignis Petroleum Corporation, Ignis Petroleum Group, Inc. and Patty Dickerson dated January 25, 2007
10.3	Form of Indemnification Agreement, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006 and incorporated herein by reference
10.4	Employment Agreement by and among Ignis Petroleum Corporation, Ignis Petroleum Group, Inc. and Robert W. Stancil dated January 15, 2007
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IGNIS PETROLEUM GROUP, INC.
Date: January 26, 2007
	By:	/s/ Michael P. Piazza
Michael P. Piazza
President and Chief Executive Officer

L:\Southlake\Clients\Ignis Petroleum\2007 SEC Matters (98848)\8-K\Form 8-K re Stancil Hire-v1-CHsbc(1-26-07).doc